UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2021

RE/MAX Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36101	80-0937145
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5075 South Syracuse Street

Denver, Colorado 80237

(Address of principal executive offices, including Zip code)

(303) 770-5531

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock $0.0001 par value per share	RMAX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On July 21, 2021, RE/MAX, LLC (the “Borrower”) and RMCO, LLC (“RMCO”) amended and restated the Credit Agreement, dated as of December 15, 2016, among the Borrower, RMCO, JPMorgan Chase Bank, N.A. (“JPMorgan Chase”) as administrative agent, and the various lenders party thereto (as previously amended, the “Prior Facility”) by entering into a Second Amended and Restated Credit Agreement with JPMorgan Chase, as administrative agent, and the various lenders party thereto (the “Credit Agreement”).

The Credit Agreement provides for a seven-year, $460 million term loan facility and a five-year $50 million revolving facility.

Interest on term loans and revolving loans will accrue at a floating rate based on, at the Borrower’s election, (i) the London interbank offered rate, provided that such rate with respect to such loans shall be no less than 0.50% (the “Floor”) and provided further that such rate shall be adjusted for reserve requirements for eurocurrency liabilities, if any (the “Eurodollar Rate”) or (ii) the greatest of (a) the prime rate as quoted by the Wall Street Journal, (b) the NYFRB Rate (as defined in the Credit Agreement) plus 0.50% and (c) the one-month Eurodollar Rate plus 1%, (such greatest rate, the “ABR”) plus, in each case, the applicable margin. The applicable margin for Eurodollar Rate loans is 2.50% and for ABR loans is 1.50%.

Compared to the Prior Facility, the Credit Agreement increases the size of the facility, revises certain financial covenants, modifies certain covenants to provide greater flexibility (including with respect to permitted investments), lowers the Floor and the applicable margin, and includes provisions accounting for the replacement of the Eurodollar Rate.

The Credit Agreement contains customary representations, warranties, covenants, events of default, and other provisions which, except as described above, are not materially different from those in the Prior Facility. As with the Prior Facility, loans under the Credit Agreement are secured by liens on substantially all of the assets of the Borrower, RMCO, and certain subsidiary guarantors.

The Borrower is a wholly-owned subsidiary of RMCO. RMCO is controlled and managed by RE/MAX Holdings, Inc. (the “Company”).

The foregoing summary of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.and is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On July 21, 2021, the Company completed the previously announced acquisition of the North American operations of RE/MAX INTEGRA, which is the sub-franchisor of the RE/MAX brand in five Canadian provinces (New Brunswick, Newfoundland and Labrador, Nova Scotia, Ontario, and Prince Edward Island) and nine U.S. states (Connecticut, Indiana, Maine, Massachusetts, Minnesota, New Hampshire, Rhode Island, Vermont, and Wisconsin) (collectively, the “Acquisition”).

The Acquisition was pursuant to a stock purchase agreement entered into on June 3, 2021, by and among A La Carte U.S., LLC, A La Carte Investments Canada, Inc., RE/MAX, LLC, Brodero Holdings, Inc., and Fire-Ball Holdings Corporation, Ltd. (the “Purchase Agreement.”). Each of A La Carte U.S., LLC, A La Carte Investments Canada, Inc. and RE/MAX, LLC is an indirect subsidiary of the Company. A copy of the Purchase Agreement was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 3, 2021. The purchase price pursuant to the Purchase Agreement was approximately $235 million, subject to certain adjustments as set forth in the Purchase Agreement. The purchase price was paid in cash on July 21, 2021, using proceeds from the Credit Agreement.

Item 2.03. Creating of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Credit Agreement set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference in its entirety.

Item 7.01 Regulation FD Disclosure. *

On July 21, 2021, the Company issued a press release regarding the closing of the Acquisition described in Item 2.01. The press release is furnished as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

The financial statements required by Item 9.01(a) and the pro forma financial information required by Item 9.01(b) of Form 8-K with respect to the acquisition described in Item 2.01 herein will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01.

Exhibit No.	Description
10.1	Second Amended and Restated Credit Agreement, dated as of July 21, 2021, by and among RMCO, LLC, RE/MAX, LLC, the several lenders from time to time parties thereto, and JPMorgan Chase Bank, N.A., as administrative agent. (Exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant hereby undertakes to furnish supplemental copies of any omitted exhibits and schedules upon request by the SEC.)
99.1	Press Release issued on July 21, 2021*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* The information contained in Item 7.01 and Exhibit 99.1 of this Current Report on Form 8-K is being “furnished” and shall not be deemed “filed” for purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RE/MAX HOLDINGS, INC.

Date: July 21, 2021	By:	/s/ Karri Callahan
Karri Callahan
Chief Financial Officer